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                                                                  CONFORMED COPY

                    PLEDGE AGREEMENT dated as of July 25, 1997, among FLEMING
               COMPANIES, INC., an Oklahoma corporation (the "BORROWER"), each Subsidiary of the Borrower listed on Schedule I hereto or becoming a party hereto pursuant to Section 24 (each such Subsidiary individually a "SUBSIDIARY PLEDGOR" and collectively, the "SUBSIDIARY PLEDGORS"; the Borrower and the Subsidiary Pledgors are referred to collectively herein as the "PLEDGORS") and THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as Collateral Agent for the Secured Parties referred to below.

          The Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Section 1) have agreed to make Loans to the Borrower, and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrower, pursuant to, upon the terms and subject to the conditions set forth in, the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Pledgors of a Pledge Agreement in the form hereof to secure the Secured Obligations. Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

          SECTION 1. RULES OF CONSTRUCTION; DEFINITIONS. (a) The rules of construction set forth in Section 1.03 of the Credit Agreement will apply equally to this Agreement.

          (b) Capitalized terms used and not otherwise defined herein are used with the meanings assigned to such terms in the Credit Agreement. As used in this Agreement, the following terms shall have the meanings assigned to them below:

          "CLASS A COLLATERAL" means all Collateral other than Class B
Collateral.

          "CLASS B COLLATERAL" means, at any time, (i) shares of capital stock of or other equity interests in Domestic Subsidiaries that own Principal Properties at such time, (ii) subject to Section 6, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the capital stock or equity interests referred to in clause (i) above, (iii) subject to Section 6, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (i) and (ii) above; and (iv) all proceeds of any of the foregoing.

          "CLASS I SECURED OBLIGATIONS" means the due and punctual payment of (i) the principal of and interest (including interest



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accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in reimbursement of L/C Disbursements and interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower and the other Loan Parties under the Credit Agreement or any of the other Loan Documents (including obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

          "CLASS II SECURED OBLIGATIONS" means the due and punctual payment of all principal of, premium, if any, and interest on the 10-5/8% Senior Notes and the Floating Rate Senior Notes and the due and punctual payment of all amounts due in respect of the Hedge Obligations.

          "CLASS III SECURED OBLIGATIONS" means the due and punctual payment of all principal of, premium, if any, and interest on the Medium Term Notes and the 1986 Notes.

          "CLASS I SECURED PARTIES" means the holders from time to time of the Class I Secured Obligations.

          "CLASS II SECURED PARTIES" means the holders from time to time of the Class II Secured Obligations.

          "CLASS III SECURED PARTIES" means the holders from time to time of the Class III Secured Obligations.

          "COLLATERAL" means all of the Pledgors' right, title and interest in, to and under (a) the shares of capital stock or other equity interests owned by the Pledgors and listed on Schedule II hereto and any other shares of capital stock of or other equity interests in any Subsidiary which are now or shall at any time hereafter be owned by any Pledgor, and the certificates representing all such shares or equity interests (collectively, the "PLEDGED STOCK"); (b) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (c) subject to Section 6, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the Pledged Stock or any securities referred to in clause (b) above; (d) subject to Section 6, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b), and (c) above; and (e) all proceeds of any of the foregoing.

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          "CREDIT AGREEMENT" means the Credit Agreement dated as of July 25,
1997, among the Borrower, the Lenders from time to time party thereto, Chase, as Administrative Agent for the Lenders and as Collateral Agent, BancAmerica Securities, Inc., as Syndication Agent, and Societe Generale, as Documentation Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "DOMESTIC SUBSIDIARY" means any Subsidiary that owns a Principal Property.

          "HEDGE OBLIGATIONS" means all obligations of the Borrower under interest rate swaps, caps or collars or other interest rate protection agreements that (i) are in effect on the date hereof and the counterparties under which are Lenders on the date hereof or (ii) are hereafter entered into with counterparties that are Lenders at the time such agreements are entered into.

          "MEDIUM TERM NOTES" means Borrower's notes issued under the MTN Indenture.

          "MTN INDENTURE" means the Indenture dated as of December 1, 1989.

          "1986 NOTES" means the Borrower's Notes issued under the 1986
Indenture.

          "1986 INDENTURE" means the Indenture dated as of March 15, 1986.

          "PRINCIPAL PROPERTY" means any manufacturing or processing plant, office facility, retail store (other than an Equity Store), warehouse or distribution center, including, in each case, the fixtures appurtenant thereto, located within the continental United States of America and owned and operated now or hereafter acquired by the Borrower or any Subsidiary and having a book value on the date as of which the determination is being made of more than two percent of Consolidated Net Tangible Assets (as defined in the MTN Indenture).

          "SECURED OBLIGATIONS" shall mean the Class I Secured Obligations, the Class II Secured Obligations and the Class III Secured Obligations.

          "SECURED PARTIES" shall mean the Class I Secured Parties, the Class II Secured Parties and the Class III Secured Parties.

          SECTION 2. PLEDGE. (a) As security for the payment and performance, as the case may be, in full of the Class I Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Class I Secured Parties, a first lien upon and first security interest in the Class A Collateral.


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          (b) As security for the payment and performance, as the case may be, in full of the Class II Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Class II Secured Parties, a second and junior lien upon and a second and junior security interest in the Class A Collateral.

          (c) As security for the payment and performance, as the case may be, in full of the Class I Obligations, the Class II Obligations and the Class III Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Class I Secured Parties, the Class II Secured Parties and the Class III Secured Parties, a first lien upon and first security interest in the Class B Collateral.

          TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; SUBJECT, HOWEVER, to the terms, covenants and conditions hereinafter set forth.

          SECTION 3. DELIVERY OF THE COLLATERAL. Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Stock, and any and all certificates or other instruments or documents representing the Collateral, in each case accompanied by undated stock powers or other instruments of transfer satisfactory to the Collateral Agent and executed in blank by the appropriate Pledgor.

          Upon delivery to the Collateral Agent, (i) any stock certificates, notes or other securities now or hereafter comprising the Pledged Stock and included in the Collateral shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Stock shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder and stating whether such securities at the time constitute Class A Collateral or Class B Collateral, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.


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          SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS.  (a)  Each
Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

          (i) the Pledged Stock represents the percentage set forth on
     Schedule II of the issued and outstanding shares of each class of the capital stock or other equity interest of the issuer with respect thereto;

          (ii) except for the security interests granted hereunder, such Pledgor
     (w) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Stock pledged by it hereunder, (x) holds the same free and clear of all Liens, (y) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral pledged by such Pledgor, other than pursuant hereto, and (z) subject to Section 6, will cause any and all Collateral, whether obtained for value paid by such Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

          (iii) such Pledgor (x) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (y) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

          (iv) no consent of any other Person (including stockholders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

          (v) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Stock, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a valid and perfected lien upon and security interest in such Pledged Stock as security, to the extent and with the priority provided herein, for the payment and performance of the applicable Secured Obligations;

          (vi) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

          (vii) all the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

          (viii) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof; and

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          (ix) the pledge of the Pledged Stock pursuant to this Agreement does not violate Regulation G, T, U or X of the Board or any successor thereto as of the date hereof.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01(a) of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer and the chief legal officer of the Borrower setting forth the information required by Section 4(a)(i) and listed on Schedule II or confirming that there has been no change in such information since the date such information was delivered or most recently updated pursuant to this Section 4(b).

          SECTION 5. REGISTRATION IN NOMINEE NAME; DENOMINATIONS. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Stock in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Stock for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

          SECTION 6. VOTING RIGHTS; DIVIDENDS AND INTEREST, ETC. (a) Unless and until an Event of Default shall have occurred and be continuing:

          (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Stock or any part thereof; PROVIDED, HOWEVER, that such Pledgor will not be entitled to exercise any such right if (A) the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Stock or the rights and remedies of any of the Secured Parties under this Agreement or any Loan Document or the ability of the Secured Parties to exercise the same or (B) such exercise would violate the Credit Agreement.

          (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

          (iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest and principal paid on the Pledged

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     Stock to the extent and only to the extent that such dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws.

          (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 6 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 8. After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days, repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

          (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 6, and the obligations of the Collateral Agent under paragraph
(a)(ii) of this Section 6, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, PROVIDED that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, the Pledgors will have the right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

          SECTION 7. REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems necessary to comply with applicable law) to restrict the prospective

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bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account and not with a view to the distribution thereof in violation of applicable securities laws, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

          The Collateral Agent shall give a Pledgor 10 days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 7, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to

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such Pledgor therefor.  For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this
Section 7 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

          SECTION 8. INTERCREDITOR AGREEMENTS; COLLATERAL AGENT. (a) By acceptance of the benefits of this Agreement, each of the Secured Parties shall be deemed to have agreed to be bound by the terms hereof. The provisions of this Section 8 are, and are intended, solely to establish certain rights as between the Secured Parties and shall not create, and shall not be construed as creating, any rights enforceable by any Pledgor, any Subsidiary or any Affiliate of any Pledgor (regardless of whether such Pledgor, Subsidiary or Affiliate is a Secured Party).

          (b) By acceptance of the benefits of this Agreement, each of the Secured Parties shall be deemed irrevocably (i) to consent to the appointment of the Collateral Agent as its agent hereunder, (ii) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any provisions of this Agreement against any Pledgor or the exercise of remedies hereunder and (iii) to agree that such Secured Party shall not take any action to enforce any provisions of this Agreement against any Pledgor or to exercise any remedy hereunder.

          (c) The Collateral Agent may act or refrain from acting hereunder, and shall not incur any liability for acting or refraining from acting hereunder, in accordance with any such consent, direction or request of the Required Lenders as shall be required or permitted under the Credit Agreement. The Class II Secured Parties and Class III Secured Parties shall not be entitled to, and shall not, (i) direct the actions of the Collateral Agent hereunder, (ii) take any action, or commence any legal proceeding seeking, to require, compel or cause the Collateral Agent to enforce any provisions of this Agreement against any Pledgor or to exercise any remedy hereunder, (iii) take any action, or commence any legal proceeding seeking, to prevent or enjoin the Collateral Agent from taking any action (including, without limitation, the enforcement of any provisions of this Agreement against any Pledgor, the exercise of any remedy

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hereunder, the release of any Collateral hereunder or the consent to any amendment or modification of this Agreement or the grant of any waiver hereunder), or refraining from taking any such action, in accordance with this Agreement or (iv) take any action, or commence any legal proceeding seeking, to delay, hinder or otherwise impair the Collateral Agent in taking any such action in accordance with this Agreement. By acceptance of the benefits under this Agreement, the Class II Secured Parties and Class III Secured Parties will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Lenders to permit the Class II Secured Parties and Class III Secured Parties to be Secured Parties under this Agreement and are being relied upon by the Lenders as consideration therefor.

          (d) THE COLLATERAL AGENT HAS CONSENTED TO SERVE AS COLLATERAL AGENT HEREUNDER ON THE EXPRESS UNDERSTANDING, AND THE CLASS II SECURED PARTIES AND CLASS III SECURED PARTIES, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, SHALL BE DEEMED TO HAVE AGREED, THAT THE COLLATERAL AGENT SHALL HAVE NO DUTY AND SHALL OWE NO OBLIGATION OR RESPONSIBILITY (FIDUCIARY OR OTHERWISE) TO THE CLASS II SECURED PARTIES OR CLASS III SECURED PARTIES, OTHER THAN THE DUTY TO PERFORM ITS EXPRESS OBLIGATIONS UNDER THIS AGREEMENT IN ACCORDANCE WITH THEIR TERMS, SUBJECT IN ALL EVENTS TO THE PROVISIONS OF SECTIONS 9 AND 10 AND THE OTHER PROVISIONS OF THIS AGREEMENT LIMITING THE RESPONSIBILITY OR LIABILITY OF THE COLLATERAL AGENT HEREUNDER. WITHOUT LIMITING THE FOREGOING, THE CLASS II SECURED PARTIES, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, SHALL BE DEEMED TO HAVE WAIVED ANY RIGHT THEY MIGHT HAVE AS JUNIOR LIENHOLDERS, UNDER APPLICABLE LAW OR OTHERWISE, TO COMPEL THE SALE OR OTHER DISPOSITION OF ANY CLASS A COLLATERAL, AND ANY OBLIGATION THE COLLATERAL AGENT MIGHT HAVE, UNDER APPLICABLE LAW OR OTHERWISE, TO OBTAIN ANY MINIMUM PRICE FOR ANY CLASS A COLLATERAL UPON THE SALE THEREOF, IT BEING EXPRESSLY UNDERSTOOD, AND THE AVAILABILITY OF THE BENEFITS OF THIS AGREEMENT TO THE CLASS II SECURED PARTIES BEING CONDITIONED UPON THE UNDERSTANDING, THAT THE SOLE RIGHT OF THE CLASS II SECURED PARTIES WITH RESPECT TO THE CLASS A COLLATERAL SHALL BE TO RECEIVE ANY PROCEEDS OF SUCH COLLATERAL, OR ANY SUCH COLLATERAL CONSISTING OF CASH, THAT SHALL REMAIN AFTER THE SATISFACTION IN FULL OF THE CLASS I SECURED OBLIGATIONS.

          (e) Each Secured Party shall, ratably in accordance with the amount of Secured Obligations owed to it, indemnify the Collateral Agent (to the extent it shall not have been reimbursed by the Pledgors) against any expense or liability that the Collateral Agent would be entitled to recover from the Pledgors pursuant to Section 10. Any amount so owed by a Secured Party can be withheld by the Collateral Agent from any amount owed to such Secured Party.

          SECTION 9. APPLICATION OF PROCEEDS OF SALE. The proceeds of any sale of Collateral pursuant to Section 7, as well as any


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Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

          FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, and all other amounts owed to the Collateral Agent hereunder (including under Section 10 hereof) and not paid by the Pledgors, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

          SECOND, (i) in the case of any proceeds of Class A Collateral or cash constituting Class A Collateral, to the payment in full of the Class I Secured Obligations and, after the Class I Secured Obligations shall have been paid in full, to the payment of the Class II Secured Obligations, and
     (ii) in the case of any proceeds of Class B Collateral or cash constituting Class B Collateral, to the payment in full of the Secured Obligations (the amounts so applied pursuant to clause (i) or clause (ii) of this paragraph to be distributed among the applicable Secured Parties pro rata in accordance with the amounts of the applicable Secured Obligations owed to them on the date of any such distribution);

          THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

          The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

          SECTION 10. REIMBURSEMENT OF COLLATERAL AGENT; INDEMNITY. (a) Each Pledgor agrees, jointly and severally with the other Pledgors, to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

          (b) Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor agrees to indemnify the Collateral Agent and the Indemnitees (as defined in Section 9.03(b) of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 10 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 10 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.13(c)(ii) of the Credit Agreement.

          SECTION 11. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; PROVIDED, HOWEVER, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

          SECTION 12. WAIVERS; AMENDMENT. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

          SECTION 13. SECURITIES ACT, ETC. In view of the position of the Pledgors in relation to the Pledged Stock, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "FEDERAL SECURITIES LAWS") with respect to any disposition of the Pledged Stock permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Stock, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Stock could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Stock under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Stock, limit the purchasers to those who will agree, among other things, to acquire such Pledged Stock for their own account, for investment, and not with a view to the distribution thereof in violation of the Federal Securities Laws. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Stock or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 13 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

          SECTION 14. REGISTRATION, ETC. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Collateral Agent desires to sell any of the Pledged Stock of the Borrower at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Stock to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Stock. Each Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Stock to qualify, file or register, any of the Pledged Stock under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 14. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 14 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this
Section 14 may be specifically enforced.

          SECTION 15. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

          SECTION 16. TERMINATION OR RELEASE. (a) This Agreement and the security interests granted hereby shall terminate when (i) all the Class I Secured Obligations have been paid in full, the Lenders have no further commitment to lend under the Credit Agreement, the L/C Exposure has been reduced to zero and the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreement or (ii) the Collateral Agent and the Required Lenders (or, to the extent required by Section 9.02 of the Credit Agreement, all Lenders) have given written instructions to the Pledgors that the Collateral may be released and this Agreement be terminated.

          (b) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Pledgor or an Affiliate of the Borrower, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02(b) of the Credit Agreement, the security interest in such Collateral shall be automatically released.

          (c) In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor's expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 16 shall be without recourse to or warranty by the Collateral Agent.

          SECTION 17. NOTICES. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of the Borrower.

          SECTION 18. FURTHER ASSURANCES. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

          SECTION 19. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS. Whenever in this Agreement any of the parties hereto, or any party benefitted hereby, is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. If all of the capital stock of a Pledgor is sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Borrower pursuant to a transaction permitted by Section 6.02 of the Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder

          SECTION 20. SURVIVAL OF AGREEMENT; SEVERABILITY. (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Banks, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement terminates in accordance with Section 16(a).

          (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 22. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 19. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 23. SECTION HEADINGS. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

          SECTION 24.  JURISDICTION; CONSENT TO SERVICE OF PROCESS.  (a)
Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.

          (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 17. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 25. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 26. ADDITIONAL PLEDGORS. Pursuant to Section 5.08 of the Credit Agreement, certain Subsidiaries of the Borrower that were not in existence or not Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Pledgors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FLEMING COMPANIES, INC.,

     by
          /s/     John M. Thompson
          ---------------------------------------------------
          Name:   John M. Thompson
          Title:  Vice President and Treasurer

THE SUBSIDIARY PLEDGORS LISTED ON SCHEDULE I HERETO,

     by
          /s/     John M. Thompson
          ---------------------------------------------------
          Name:   John M. Thompson
          Title:  Vice President and Treasurer


THE CHASE MANHATTAN BANK, as Collateral Agent,
  by
          /s/     Marian N. Shulman
          ---------------------------------------------------
          Name:   Marian N. Shulman
          Title:  Vice President